Exhibit 99.1

545 Long Wharf Drive, 5th floor, New Haven, CT 06511 Tel: 1-877-DSL-NET1 Fax: 203-624-3612 Email: info@dsl.net Web: www.dsl.net

DSL.net Reports Q-2, Year-to-Date 2005 Results

NEW HAVEN, Conn. - (BUSINESS WIRE), August 10, 2005 - DSL.net, Inc. (AMEX: BIZ), a leading nationwide provider of broadband communications services to businesses, today reported second-quarter and year-to-date 2005 financial results.

Revenue for the second quarter of 2005 was $14.4 million, as compared to revenue of $17.7 million for the second quarter of 2004. Revenue for the six months ended June 30, 2005, was $29.8 million, as compared to revenue of $35.5 million for 2004.

The Company generated gross margin (defined as revenue less network expense) of $5.3 million for the second quarter of 2005, compared to gross margin of $5.7 million for the second quarter of 2004. Gross margin for the six months ended June 30, 2005, was $10.6 million, compared to gross margin of $11.4 million for 2004.

Earnings before interest, taxes, depreciation, amortization, other income (expense) and non-cash stock compensation (“Adjusted EBITDA”) for the second quarter of 2005 was positive $0.4 million, a 132% improvement compared to negative $1.4 million for the second quarter of 2004. Adjusted EBITDA for the six months ended June 30, 2005, was positive $0.9 million, a 122% improvement over Adjusted EBITDA of negative $4.2 million for 2004.

“Our financial results clearly demonstrate our success in running our business in a cost-efficient manner that has preserved cash and allowed us to pursue strategic and financing opportunities,” said Kirby G. “Buddy” Pickle, chief executive officer of DSL.net. “We continue to pursue those opportunities. Of course, there is no guarantee that we will consummate any given transaction on favorable terms for all of our stakeholders, if at all.”

Free cash flow (defined as Adjusted EBITDA minus capital expenditures) for the second quarter of 2005 was positive $0.3 million, a 116% improvement over free cash flow of negative $1.6 million for the second quarter of 2004. For the first six months of 2005, free cash flow was positive $0.7 million, a 114% improvement over free cash flow of negative $4.7 million for the 2004 period.

Net loss for the second quarter of 2005 was $3.1 million, representing a 47% improvement over net loss of $5.8 million for the second quarter of 2004. For the six months ended June 30, 2005, net loss was $6.6 million, a 49% improvement over net loss of $12.9 million for the 2004 period. On a per share basis, the Company reported a net loss applicable to common stockholders of $0.01 per share for the second quarter of 2005, an 80% improvement compared to a net loss of $0.05 per share for the 2004 period. For the six months ended June 30, 2005, net loss applicable to common stockholders was $0.03 per share, a 77% improvement compared to $0.13 per share for the 2004 period.

At June 30, 2005, the Company had total assets of $35.1 million, including $8.5 million in cash.

The Company continues to operate under a “going concern” qualification received from its independent registered public accounting firm in their audit report on the Company’s 2004 year-end financial statements, which was filed by the Company with the Securities and Exchange Commission on March 23, 2005, as part of its Annual Report on Form
10-K for the year ended December 31, 2004.

DSL.net will host a conference call to discuss results for the second quarter, as well as future plans and expectations, tomorrow, August 11, 2005, at 11 a.m. Eastern Time. Interested parties may listen to the live audio Webcast of the call by visiting the investor relations section of DSL.net's Web site, www.dsl.net. The call also may be accessed live via telephone by dialing 1-800-474-8920 and entering confirmation code 4-8-4-4-9-0-3. For those unable to access the live conference call, an audio replay will be available until 11 p.m., Eastern Time, through the end of the month, by dialing 1-888-203-1112 and entering code 4-8-4-4-9-0-3. Investors may also access the call replay by visiting the investor relations section of the Company's Web site.

About DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties associated with DSL.net’s business include, among other things, (i) fluctuations in DSL.net's quarterly operating results, which could adversely affect the price of its common stock; (ii) DSL.net's unproven business model, which may not be successful; (iii) DSL.net’s ability to raise sufficient additional capital on acceptable terms, or at all, to finance continuing operations; (iv) DSL.net's failure to generate sufficient revenue, contain certain discretionary spending, achieve certain other business plan objectives, or obtain additional debt or equity financing could have a material adverse effect on DSL.net’s results of operations or financial position, or cause it to restructure its operations to further reduce operating costs or to cease operations or to sell all or a portion of DSL.net’s assets; (v) DSL.net’s ability to maintain compliance with the American Stock Exchange’s continuing listing requirements, which failure could adversely impact the pricing and trading of DSL.net’s common stock; (vi) regulatory, legislative and judicial developments, which could adversely affect the way DSL.net operates its business or increase its costs of operations; (vii) competition; (viii) the marketplace’s receptiveness to DSL.net’s offering of integrated voice and data services; (ix) DSL.net’s ability to recruit and retain qualified personnel; and (x) DSL.net's dependence on third-party providers to supply it with local DSL and T-1 facilities in areas where it has not deployed its own equipment. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under “Risk Factors'' in DSL.net’s Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contacts:
	Media:	Investors:
	Joe Tomkowicz	Bob DeSantis
	203-782-3885	203-782-3267
	jtomkowicz@dsl.net	investors@dsl.net

(Financial tables follow)

DSL.net, Inc.
Consolidated Statements of Operations
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Revenue	$14,387	$17,686	$29,827	$35,507

Operating expenses:
Network	9,114	11,946	19,183	24,146
Operations	1,792	2,432	3,557	5,621
General and administrative	2,688	3,525	5,395	6,452
Sales and marketing	353	1,179	783	3,521
Depreciation and amortization	1,109	3,284	3,109	6,602
Total operating expenses	15,056	22,366	32,027	46,342
Operating loss	(669)	(4,680)	(2,200)	(10,835)
Interest expense, net	(2,484)	(1,177)	(4,593)	(2,159)
Other income (expense), net	71	33	209	107
Net loss	$(3,082)	$(5,824)	$(6,584)	$(12,887)

Net loss applicable to common stockholders:
Net loss	$(3,082)	$(5,824)	$(6,584)	$(12,887)
Dividends on Series X and Y preferred stock	–	(420)	–	(910)
Accretion of Series X and Y preferred stock	–	(588)	–	(4,040)
Net loss applicable to common stockholders	$(3,082)	$(6,832)	$(6,584)	$(17,837)

Net loss per common share - basic and diluted	$(0.01)	$(0.05)	$(0.03)	$(0.13)

Shares used in computing net loss per share, basic and diluted	233,620,817	144,123,600	233,620,486	140,291,576

Other data:
Reconciliation of net loss to adjusted EBITDA & free cash flow:
Net loss	$(3,082)	$(5,824)	$(6,584)	$(12,887)
Add back:
Interest and other (income) expense, net	2,413	1,144	4,384	2,052
Depreciation and amortization	1,109	3,284	3,109	6,602
Stock compensation	–	–	–	–
Adjusted EBITDA	440	(1,396)	909	(4,233)
Less capital expenditures	180	207	240	458
Free cash flow	$260	$(1,603)	$669	$(4,691)

DSL.net, Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	June 30,	December 31,
	2005	2004

Cash and cash equivalents	$8,452	$7,079
Accounts receivable, net of allowances	5,203	6,344
Other current assets (a)	2,117	4,776
Total current assets	15,772	18,199
Net property and equipment	9,891	12,719
Other assets	9,439	9,944
Total assets	35,102	40,862

Current liabilities	10,430	13,926
Long-term obligations - less current portion	19,150	14,830
Stockholders' equity	5,522	12,106
Total liabilities, preferred stock and stockholders equity	$35,102	$40,862

(a) Includes restricted cash of approximately $2 and $2,426 at June 30, 2005, and December 31, 2004, respectively.